Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 2025 (this “Agreement”), is made among XEROX HOLDINGS CORPORATION, a New York corporation (the “Company”), and the person set forth on Schedule I hereto (the “Warrantholder” or, together with any assignees thereof, the “Warrantholders”).

A. On July 1, 2025, the Warrantholders entered into a letter agreement with the Company (the “Letter Agreement”), pursuant to which, subject to the terms and conditions thereof, the Warrantholders acquired on the date hereof pre-funded warrants (“Warrants”) exercisable, in accordance with the terms thereof, for shares of the Company’s common stock, $1.00 par value per share (“Common Shares”; and any such Common Shares issued or issuable to the Warrantholders upon exercise of, “Warrant Shares”).

B. In connection with the issuance of the Warrants, the Company has agreed to provide the registration rights set forth in this Agreement.

C. Terms used in this Agreement and set forth in Section 9 are used as defined in Section 9.

Now, therefore, the parties hereto agree as follows:

1. Mandatory Shelf Registration.

(a) The Company agrees to prepare and file with the SEC as soon as reasonably practicable, but in no event later than 5:30 p.m., Eastern Time, on July 31, 2025, an initial Registration Statement on Form S-3 or such other form under the Securities Act then available to the Company registering the resale pursuant to Rule 415 from time to time by the Warrantholders of any and all Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Warrantholders, but excluding any Underwritten Offering. The Company agrees to use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof and in any event no later than the Effectiveness Date. The Company shall notify the Warrantholders by e-mail as promptly as practicable, and in any event, within 24 hours, after the Shelf Registration Statement is declared effective or is supplemented. The Company shall, by 9:30 a.m., Eastern Time, on the Business Day after the Shelf Registration Statement becomes effective, file a final Prospectus with the SEC pursuant to Rule 424. Failure to so notify the Warrantholders or to file a final Prospectus as required by this Section 1(a) shall be deemed an Event under Section 1(e). The Company shall cause the Shelf Registration Statement not to contain any untrue statement of a material fact or to omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

(b) In the event the number of shares available to be sold pursuant to the Shelf Registration Statement at any time is insufficient to cover all Registrable Securities held by each Warrantholder, the Company shall, to the extent necessary and permissible, amend the Shelf Registration Statement or file a new Registration Statement (such Registration Statement, a “New Registration Statement”) so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten Business Days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to have such amendment or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but in any event not later than the Effectiveness Date. The provisions of Section 1(a) shall apply to each New Registration Statement, except as modified by this Section 1(b), as if such New Registration Statement were the Shelf Registration Statement.

(c) The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement and any New Registration Statement to remain continuously effective, and to be supplemented and amended to the extent necessary to ensure such Shelf Registration Statement and any such New Registration Statement is available, for the resale by the Warrantholders of the Registrable Securities until such time when all of the securities constituting Registrable Securities cease to be Registrable Securities hereunder.

(d) Subject to the provisions of this Section 1(d) and a good faith determination by the Board of Directors of the Company that it is in the best interests of the Company to delay the Effectiveness Date of or, following the Effectiveness Date, suspend the use of any Registration Statement, the Company, by written notice to the Warrantholders, may delay the Effectiveness Date or direct the Warrantholders to suspend sales of Registrable Securities pursuant to any Registration Statement, as applicable, for such time as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period, or more than sixty (60) days in any rolling one hundred eighty (180) day period), if any of the following events shall occur: (i) the Company is required, prior to the Effectiveness Date, to update any financial statements or pro forma information required to be included or incorporated by reference in such Registration Statement under Regulation S-X 3-05 or Article 11 thereof due to the “staleness” of such financial statement or information originally filed with such Registration Statement; (ii) the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Registrable Securities would impede, delay or interfere with any proposed financing, offer or sale or other disposition of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other material transaction involving the Company, (B) based on the written advice of outside counsel, the sale of Registrable Securities pursuant to such Registration Statement would require disclosure of non-public information not otherwise required to be disclosed under applicable law, and (C) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) such disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, in each case under circumstances that would make it impractical or inadvisable to cause such Registration Statement (or such filings) to become effective or to promptly amend or supplement such Registration Statement on a post-effective basis, as applicable; or (iii) the Board of Directors of the Company shall have determined in good faith that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement such Registration Statement or file a post-effective amendment to such Registration Statement in order to incorporate information into such Registration Statement for the purpose of (1) including in such Registration Statement any Prospectus required under Section 10(a)(3) of the 1933 Act; (2) reflecting in the Prospectus included in such Registration Statement any facts or events arising after the effective date of such Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, constitute a fundamental change in the information set forth therein; or (3) including in the Prospectus included in such Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. The Company shall excise any information that would constitute material non-public information regarding the Company or any of its subsidiaries from any notice delivered to the Warrantholders pursuant to this Section 1(d).

(e) If: (i) any Registration Statement is not filed on or prior to the Filing Date, in the case of the Shelf Registration Statement, or the date specified in Section 1(b), in the case of a New Registration Statement, or if the Company files the Shelf Registration Statement or a New Registration Statement without affording the Warrantholders the opportunity to review and comment as required by this Agreement, (ii) prior to the effective date of any Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (iii) any Registration Statement is not declared effective by the SEC on or before the applicable Effectiveness Date, or (iv) after the effective date of a Registration Statement and other than as permitted pursuant to Section 1(d), such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities, or the Warrantholders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten consecutive calendar days or more than an aggregate of fifteen calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iii), the date on which such Event occurs, and for purpose of clause (ii) the date which such ten calendar day period is exceeded, and for purpose of clause (iv) the date on which such ten or fifteen calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Warrantholders may have under this Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Warrantholder an amount in cash, as partial liquidated damages and not as a penalty, equal to $2,000 per day of such failure. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within ten (10) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Warrantholder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(f) Notwithstanding anything to the contrary contained herein, (i) in no event shall the Company be permitted to name any Warrantholder or Affiliate of a Warrantholder as an underwriter in any Registration Statement without the prior written consent of such Warrantholder, and (ii) no Registration Statement shall register the offer or sale (whether by the Company or any other Person) of any security other than Registrable Securities.

2. Registration Procedures. In connection with any registration and sale of Registrable Securities, the Company will:

(a) make all required filings with the Financial Industry Regulatory Authority (“FINRA”);

(b) before filing any Registration Statement or any amendments or supplements to any Registration Statement, furnish to one firm of counsel selected by the Warrantholders copies of all such documents proposed to be filed, which documents will be subject to review of such counsel. Unless such counsel earlier informs the Company that it has no objections to the filing of such amendment or supplement, the Company will not file such amendment or supplement prior to the date that is three Business Days after the date that such counsel received such document; the Company shall (i) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC any comments made by the Warrantholders or such counsel and (ii) not file any Registration Statement or any amendment or supplement thereto containing information regarding any Warrantholder to which such Warrantholder reasonably objects, unless such information is required to comply with any applicable law or regulation;

(c) subject to Section 1(d), prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to (i) keep such registration statement effective for the time period set forth in Section 1(c), and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement or (ii) to update the plan of distribution contained in such Registration Statement in any manner reasonably requested by any such Warrantholder in accordance with this Agreement;

(d) respond as promptly as reasonably possible to any comments received from the SEC with respect to any Registration Statement or any amendment or supplement thereto and provide as promptly as reasonably possible to the Warantholders true and complete copies of all correspondence from and to the SEC relating to any Registration Statement or any amendment or supplement thereto (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its subsidiaries);

(e) comply in all material respects with the applicable provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by any Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Warrantholders as set forth in such Registration Statement;

(f) furnish to the Warrantholders of the Registrable Securities being sold such number of copies, without charge, of each Registration Statement and such other documents as a Warrantholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Warrantholder;

(g) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as a Warrantholder reasonably requests (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(h) immediately notify the Warrantholders at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of any event which will have the result that, the Prospectus contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Warrantholders a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(i) notify the Warrantholders (i) when any Registration Statement, any Prospectus or any supplement or post-effective amendment thereto has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such Prospectus or for additional information and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(j) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if applicable;

(k) provide a transfer agent and registrar for all such Registrable Securities;

(l) in the event of the issuance of any stop order suspending the effectiveness of any Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in any Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(m) use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities;

(n) make available, including through the SEC’s EDGAR filing system or any successor system, to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act;

(o) timely prepare and deliver certificates or uncertificated shares, as applicable, representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144, free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; and

(p) use its commercially reasonable efforts to effect the registration for resale of the Registrable Securities in accordance with the intended method of disposition thereof by the Warrantholders.

For the avoidance of doubt, notwithstanding any provision of this Agreement to the contrary, in no event shall the Company be required by the terms of this Agreement to provide assistance in connection with any Underwritten Offering.

3. Registration Expenses. Except as otherwise provided for herein, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses, as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or automatic quotation system on which similar securities issued by the Company are then listed (including the Nasdaq). The Company shall also be responsible for all reasonable and documented legal fees and disbursements of one counsel incurred by the Warrantholders in connection with the review of the Registration Statement, in amount not to exceed $10,000. Notwithstanding the foregoing, all Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

4. Indemnification.

(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Warrantholder, its Affiliates and their respective officers, directors, employees, members, managers and partners and each Person who controls such Warrantholder (within the meaning of the 1933 Act) against, and to pay and reimburse such Warrantholder, Affiliate, officer, director, employee, member, manager, partner or controlling Person for, any losses, obligation, claims, damages, expenses, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement and reasonable and documented expenses (collectively, “Losses”)) to which such Warrantholder, Affiliate, officer, director, employee, member, manager, partner or controlling Person may become subject insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any “issuer free writing prospectus” (as defined in 1933 Act Rule 433), (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of any rule or regulation promulgated under the 1933 Act, the 1934 Act, FINRA or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or (iv) the failure to include, at the time of pricing any offering, the information required by Sections 12(a)(2) and 17(a)(2) of the 1933 Act; provided, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss (or actions or proceedings, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Warrantholder expressly for use therein or by such

Warrantholder’s failure to deliver, to the extent required by law and except to the extent such failure results from a failure by the Company to comply with Section 2(h), a copy of such Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such Warrantholder with a sufficient number of copies of the same.

(b) In connection with each Registration Statement in which a Warrantholder is participating, such Warrantholder will indemnify and hold harmless the Company, its directors and officers, and each other Person who controls the Company (within the meaning of the 1933 Act) against any Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) to which the Company or any such director, officer or controlling Person may become insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, was made in any Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information prepared and furnished to the Company by such Warrantholder expressly for use therein; provided, that the obligation to indemnify and hold harmless will be individual and several to such Warrantholder, and not joint with any other Warrantholder, and will be limited to the amount of net proceeds received by such Warrantholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder (each, an “indemnified party”) will (i) give prompt written notice to the Person required to provide indemnification under this Agreement (the “indemnifying party”) of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent that such indemnifying party is materially prejudiced as a result of such failure to give notice. An indemnifying party who assumes the defense of a claim shall keep each indemnified party fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall, without the consent of the applicable indemnified party, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (x) imposes no liability or obligation on such indemnified party other than the payment of monetary amounts for which the indemnifying party is providing indemnification pursuant to this Agreement, (y) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of such indemnified party in respect to or arising out of such claim and (z) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, such indemnified party. Subject to the terms of this Agreement, all reasonable fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating, defending or preparing to defend any claim shall be paid to such indemnified party as incurred, within ten Business Days of written notice thereof to the indemnifying party, provided that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount a Warrantholder will be obligated to contribute pursuant to this Section 4(e) will be limited to an amount equal to the net proceeds to such Warrantholder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Warrantholder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

5. Supplemented or Amended Prospectus; Information.

(a) Each Warrantholder agrees that, if it is participating in any registration hereunder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(h), such Warrantholder will forthwith discontinue the disposition of its Registrable Securities pursuant to such Registration Statement until it receives copies of a supplemented or amended Prospectus as contemplated by Section 2(h).

(b) Each Warrantholder agrees that it shall furnish the Company with such information regarding such Warrantholder and required pursuant to the disclosure requirements relating to the registration and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

6. Rule 144; Legend Removal.

(a) Facilitation of Sales Pursuant to Rule 144. The Company covenants to the Warrantholders that, for so long as it is required to file reports under Section 13 of the 1934 Act and/or Section 15(d) of the 1933 Act, the Company shall use its commercially reasonable efforts to (i) timely file the reports required to be filed by it under Sections 13 and 15(d) of the 1934 Act (including without limitation those referred to in subparagraph (c)(1) of Rule 144), and (ii) make and keep public information available, as those terms are understood and defined in Rule 144, all to the extent required from time to time to enable the Warrantholders to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemption provided by Rule 144. Upon the request of a Warrantholder in connection with its sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b) The Registrable Securities shall not contain or have associated with them any legend restricting the transfer of such securities (i) while a Registration Statement covering the resale of such security is effective under the 1993 Act, or (ii) following any sale of such Registrable Securities pursuant to Rule 144. The Company shall (x) cause its transfer agent to promptly remove any such legend from the Registrable Securities during any period when such legend is not required pursuant to this Section 6(b) (subject to the execution by the Warrantholder of a customary certificate that may be required by the transfer agent) and allow the transfer of such Registrable Securities without any requirement for any Warrantholder to provide any ink-original stock power, any medallion guarantee or other notarization, or any legal opinion and (y) cause its counsel to issue any legal opinion required by the transfer agent to effect the removal of any legend hereunder.

7. Reserved.

8. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of each Warrantholder that holds Registrable Securities or their respective successor(s) in interest, (b) the date on which no Registrable Securities of the Warrantholders (or any transferee thereof) remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

9. Defined Terms. Terms defined below have the following meanings when used in this Agreement. All terms defined elsewhere in this Agreement have the meanings given to them in this Agreement.

“1933 Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that, for purposes of this Agreement, the Company shall not be deemed an Affiliate of a Warrantholder, and a Warrantholder shall not be deemed an Affiliate of the Company. For purposes of this definition, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated to close.

“Effectiveness Date” means, with respect to any Registration Statement required to be filed hereunder, the 30th calendar day following the date on which such Registration Statement is required to be filed pursuant to this Agreement (or, in the event of a “full review” by the SEC, the 60th calendar day following the date on which such Registration Statement is required to be filed pursuant to this Agreement); provided, however, that in the event the Company is notified by the SEC that any Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, 430B or 430C promulgated under the 1933 Act (or any successor or similar rules as may be enacted by the SEC from time to time, as in effect from time to time), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which a Warrantholder notifies the Company of its intention to offer Registrable Securities.

“Registrable Securities” means (i) any Warrant Shares or (ii) any securities issued or issuable with respect to the securities referred to in the foregoing clause (i) by way of share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) such securities have been effectively registered under the 1933 Act and disposed of in accordance with the Registration Statement registering their offer and sale, (y) all of the Registrable Securities held by a Warrantholder (assuming a “cashless exercise” of any of the Warrants) may be sold in a single sale, based on the opinion of counsel satisfactory to the Company, without any limitation as to volume, current information or manner pursuant to Rule 144, and all restrictive legends associated with such securities (or the related Warrants pursuant to which such securities are issuable) have been removed, or (z) such securities (and the related Warrants pursuant to which such securities are issuable) shall cease to be outstanding. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the 1933 Act, that registers the Registrable Securities, including the related Prospectus, amendments or supplements to such registration statement or Prospectus, including without limitation any pre- and post-effective amendments to such registration statement, and all exhibits and all material incorporated by reference into any of the foregoing.

“Rule 144” means Rule 144 under the 1933 Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

“Rule 415” means Rule 415 under the 1933 Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

“Rule 424” means Rule 424 under the 1933 Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

“SEC” means the Securities and Exchange Commission.

“Selling Expenses” means all broker or agent discounts, commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, if any.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public (including by way of an “overnight” transaction or a “bought deal”).

10. Miscellaneous.

(a) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to equitable relief, including specific performance and injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

(b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Warrantholders.

(c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that the Company may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Warrantholders.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(g) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in Borough of Manhattan, City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereinafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(j) shall be deemed effective service of process on such party.

EACH OF THE PARTIES HERETO HERBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.

(i) Reserved.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) when transmitted via e-mail (including via attached pdf document) to the e-mail address set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address or e-mail address set forth below:

To the Company:

XEROX HOLDINGS CORPORATION

P.O. Box 4505, 201 Merritt 7

Norwalk, Connecticut 06851-1056

Attention: Eric Risi, Senior Legal Counsel, Securities and Finance

E-mail:    [redacted]

with a copy (which shall not constitute notice to the Company) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russell Leaf; Sean Ewen

E-mail:    rleaf@willkie.com; sewen@willkie.com

To the Warrantholders:

At the address set forth opposite such Warrantholder on Schedule I hereto.

; or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(k) Entire Agreement. This Agreement, together with the Letter Agreement (including the restrictions on transfer set forth therein with respect to certain Warrant Shares) and the Organizational Documents, contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

(l) No Waivers; Third Party Beneficiary Rights. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under this Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the above date.

XEROX HOLDINGS CORPORATION

By:	/s/ Mirlanda Gecaj
Name:	Mirlanda Gecaj
Title:	Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Warrantholder:

Christy 2017, LP

By:	GP Christy 2017 LLC,
as general partner

By:	/s/ Jean Christine Thompson
Name: Jean Christine Thompson
Title: Manager